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                                                                    EXHIBIT 3.16

THIS INSTRUMENT PREPARED BY:

J.T. SIMONETTI, JR., Attorney at Law
1920 Mayfair Drive, Birmingham, AL 35209

                            ARTICLES OF INCORPORATION
                                       OF
                          O'CHARLEY'S SPORTS BAR, INC.

         The undersigned, acting as incorporators of a corporation under the Code of Alabama, adopt the following Articles of Incorporation for such corporation:

         FIRST:   The name of the corporation is O'Charley's Sports Bar, Inc.

         SECOND:  The period of its duration is perpetual.

         THIRD:   The purpose or purposes for which the corporation is organized are: To operate a private club under the applicable law of the State of Alabama, said establishment to be operated for objects of a national, social, patriotic, political, athletic or similar nature, and to be a gathering place where food and beverages are available for sale to members and their guests; and to engage in any lawful business in which Alabama Corporations are authorized to engage which does not conflict with the purposes cited hereinabove.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue are Five Hundred (500) shares of common stock of par value of One Dollars ($1.00) per share. All of said stock shall be common and none shall be preferred stock or stock of a different class.

         FIFTH:   Provisions for the regulation of the internal affairs of the corporation are: None.

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         SIXTH:   The address for the initial registered office of the
corporation is: 561 Southgate Drive, Hwy. 119, Pelham, Alabama 35126 and the name of its initial registered agent at such address is: Kurt Strang.

         SEVENTH: The number of directors constituting the initial board of directors of the corporation is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

NAME                                ADDRESS

A. Chad Fitzhugh                    3038 Sidco Drive
                                    Nashville, TN 37204

Kurt Strang                         561 Southgate Drive
                                    Hwy. 119
                                    Pelham, AL 35126

Edward W. Oliphant                  2960 Armory Drive
                                    Nashville, TN 37204

         EIGHTH:  The name and address of each incorporator is:

NAME                                ADDRESS

J.T. Simonetti, Jr.                 1920 Mayfair Drive
                                    Birmingham, AL 35209

         The undersigned, acting as incorporators of the corporation named herein in accordance with the Alabama Business Corporation Act, execute these Articles of Incorporation this 26th day of March, 1997.

                                    O'CHARLEY'S SPORTS BAR, INC.
                                    an Alabama Corporation

                                    By: /s/ J.T. Simonetti, Jr.
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                                        J.T. Simonetti, Jr.

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